Exhibit 5.1

Hogan Lovells US LLP One Tabor Center, Suite 1500 1200 Seventeenth Street Denver, CO 80202 T +1 303 899 7300 F +1 303 899 7333 www.hoganlovells.com

October 31, 2012

Board of Directors

McEwen Mining Inc.

181 Bay Street, Suite 4750

Toronto, ON

CANADA M5J 2T3

Ladies and Gentlemen:

We are acting as counsel to McEwen Mining Inc., a Colorado corporation (the “Company”), in connection with its proposed offering of up to 7,798,762 newly issued shares of common stock, no par value (the “Common Stock”), of the Company (the “Shares”) upon the exchange or redemption, on a one-for-one basis, of up to 7,798,762 exchangeable shares (the “Exchangeable Shares”) of McEwen Mining—Minera Andes Acquisition Corp., an indirect, wholly-owned Canadian subsidiary of the Company (“Canadian Exchange Co.”), that will be issued by Canadian Exchange Co. upon the valid exercise of subscriptions rights issued by Canadian Exchange Co. in connection with a rights offering to be conducted by Canadian Exchange Co. pursuant to that certain Canadian rights offering circular of the Company and Canadian Exchange Co., dated October 26, 2012.  The Shares will be issued by the Company pursuant to a prospectus supplement, dated October 31, 2012, and the accompanying base prospectus (such documents, collectively, the “Prospectus”) filed as part of the Company’s registration statement on Form S-3 (the “Registration Statement”) initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on June 18, 2012 and declared effective on August 3, 2012.  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely upon the Colorado Business Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Colorado Business Corporation Act, as amended” includes the statutory provisions contained therein, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following the (i) receipt by the Company of the Exchangeable Shares in exchange for the Shares in accordance with the terms of the Prospectus, and (ii) issuance of the Shares pursuant to the terms of the Prospectus, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the issuance of the Shares by the Company in accordance with the Registration Statement and the Prospectus and speaks as of the date hereof.  We assume no obligation to advise you of any changes in the foregoing subsequent to delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation by reference as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP